          As filed with the Securities and Exchange Commission on May 17, 2000
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                               ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act Of 1933

                               ----------------

                                InfoSpace, Inc.
               (Exact name of issuer as specified in its charter)

                               ----------------

           DELAWARE                                     91-1718107
    (State of Incorporation)             (I.R.S. Employer Identification Number)

                           15375 N.E. 90/th/ Street
                              Redmond, WA  98052
                   (Address of principal executive offices)

                               ----------------
                  SAVESMART, INC. 1997 EQUITY INCENTIVE PLAN
                           (Full title of the plan)

                   SARAIDE.COM INC 1998 EQUITY INCENTIVE PLAN
                            (Full title of the plan)
                               ----------------

                             Ellen B. Alben, Esq.
       Senior Vice President, Legal and Business Affairs, and Secretary
                                InfoSpace, Inc.
                           15375 N.E. 90/th/ Street
                              Redmond, WA  98052
                                (425) 602-0600

(Name, address, including zip code and telephone number, including area code, of agent for service)

                               ----------------

                                   Copy to:
                             Maurine Murtagh, Esq.
                            Glenn Luinenburg, Esq.
                    Wilson Sonsini Goodrich & Rosati, P.C.
                              650 Page Mill Road
                              Palo Alto, CA 94304
                                (650) 493-9300

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                                                  CALCULATION OF REGISTRATION FEE

                 Title of                                              Proposed               Proposed
                Securities                                             Maximum                Maximum
                  to be                        Amount to be         Offering Price           Aggregate               Amount of
                Registered                     Registered(1)         Per Share(2)         Offering Price(2)       Registration Fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, $0.0001 par value
   To be issued under the Savesmart, Inc. 1997
      Equity Incentive Plan...................    216,829             $ 32.29              $7,002,363.74             $1,848.62
Common Stock, $0.0001 par value
   To be issued under the saraide.com inc 1998
      Equity Incentive Plan...................    436,272             $   .83              $  336,168.87             $   88.75
------------------------------------------------------------------------------------------------------------------------------------


(1) Represents shares of Common Stock issuable upon exercise of stock options granted pursuant to the Savesmart, Inc. 1997 (the "Savesmart Plan") and the saraide.com inc 1998 Equity Incentive Plan, (the "saraide Plan"). In connection with the Registrant's acquisition of Prio, Inc., formerly known as Savesmart, Inc., and saraide.com inc, the Registrant has issued stock options under the Plans to former employees of Prio, Inc. and saraide.com inc.

(2) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee. In accordance with Rule 457(h), the computation is based on the weighted average exercise price of the options covered under the Plan.
================================================================================

                                InfoSpace, Inc.

                       Registration Statement on Form S-8

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

  The following documents and information previously filed with the Securities and Exchange Commission by InfoSpace, Inc. (the "Company" or the "Registrant") are hereby incorporated by reference in this Registration Statement:

          (1) the Company's Annual Report on Form 10-K for the year December 31, 1999 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (2) the Company's Current Reports on Form 8-K dated January 6, 2000 as amended March 9, 2000 and March 29, 2000; and

          (3) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated December 3, 1998, filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

  Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

  Not Applicable.

Item 6.  Indemnification of Directors and Officers.

  Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Further, in accordance with the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation eliminates the liability of a director of the Company to the Company and its stockholders for monetary damages for breaches of such director's fiduciary duty of care in certain instances. The Restated Bylaws (the "Restated Bylaws") of the Company provides for indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by this indemnification include any current or former directors and officers of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise.

  In addition, the Company has entered into contractual agreements with each director and certain officers of the Company designated by the Board to indemnify such individuals to the full extent permitted by law. These agreements also resolve certain procedural and substantive matters that are not covered, or are covered in less detail, in the Restated Bylaws or by the Delaware General Corporation Law.

Item 7.  Exemption From Registration Claimed.

  Not Applicable.

Item 8.  Exhibits.


  EXHIBIT
  NUMBER                               DESCRIPTION
-----------    -----------------------------------------------------------------
    4.1        Savesmart, Inc. 1997 Equity Incentive Plan.
    4.2        saraide.com inc 1998 Equity Incentive Plan.
    5.1        Opinion of Wilson Sonsini Goodrich & Rosati, P.C. as to legality of securities being registered.
   15.1        Consent of Independent Accountants.
   24.1        Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in
               Exhibit 5.1).
   25.1        Power of Attorney (contained on signature page hereto).

Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on this 17/th/ day of May, 2000.

                          InfoSpace, Inc.

                           /s/ Ellen B. Alben
                          ---------------------------------------------------
                          Ellen B. Alben
                          Senior Vice President, Legal and Business Affairs,
                            and Secretary

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ellen B. Alben and Tammy D. Halstead, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitutes, may do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities indicated below on this 17/th/ day of May, 2000.



   Signature                                           Title
--------------------------             -----------------------------------------

/s/ Naveen Jain                        Chairman of the Board
----------------------------------
Naveen Jain

/s/ Arun Sarin                         Chief Executive Officer, President of
---------------------------------      and Director Wireless Services
Arun Sarin                             (Principal Executive Officer)


/s/ A. Narasimhan                      Chief Operating Officer, President of Merchant Services
---------------------------------      and Director
Ashok Narasimhan


/s/ Tammy Halstead                     Vice President, Acting Chief Financial Officer and Chief
---------------------------------      Accounting Officer
Tammy D. Halstead                      (Principal Financial and Accounting Officer)


/s/ John E. Cunningham, IV             Director
---------------------------------
John E. Cunningham, IV

/s/ Peter L. S. Currie                 Director
---------------------------------
Peter L. S. Currie

/s/ David House                        Director
---------------------------------
David House

/s/ Gary C. List                       Director
---------------------------------
Gary C. List

/s/ Rufus W. Lumry, III                Director
---------------------------------
Rufus W. Lumry, III

/s/ Carl Stork                         Director
---------------------------------
Carl Stork

                                INFOSPACE, INC.

                      REGISTRATION STATEMENT ON FORM S-8

                               INDEX TO EXHIBITS

       EXHIBIT
       NUMBER          DESCRIPTION
       ------- -----------------------------------------------------------------
         4.1   Savesmart, Inc., 1997 Equity Incentive Plan
         4.2   saraide.com inc 1998 Equity Incentive Plan.
         5.1   Opinion of Wilson Sonsini Goodrich & Rosati, P.C. as to legality of securities being registered.
        15.1   Consent of  Deloitte & Touche LLP
        24.1   Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in
               Exhibit 5.1).
        25.1   Power of Attorney (contained on signature page hereto).